                                  SCHEDULE 14A
===============================================================================

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, for use of the
     Commission only (as permitted by
     Rule 14A-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             CORTEX PHARMACEUTICALS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          CORTEX PHARMACEUTICALS, INC.
                             15231 Barranca Parkway
                            Irvine, California 92618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                December 11, 2001

To the Stockholders of Cortex Pharmaceuticals, Inc.:

     The Annual Meeting of Stockholders of Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 15231 Barranca Parkway, Irvine, California, on Tuesday, December 11, 2001 at 9:00 a.m. Pacific Time, to consider and vote on the following matters described in the attached Proxy Statement:

     (1) The election of five (5) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified (Proposal 1);

     (2) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2002 (Proposal 2); and

     (3) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 24, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement and adjournment thereof. The stock transfer books will not be closed.

     The Board of Directors welcomes the personal attendance of stockholders at the meeting. However, please sign and return the enclosed proxy, which you may revoke at any time prior to its use, whether or not you expect to attend the meeting. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the meeting and choose to vote in person.

                                   By Order of the Board of Directors

                                   Maria S. Messinger, CPA
                                   Secretary

Irvine, California
November 5, 2001

                          CORTEX PHARMACEUTICALS, INC.
                             15231 Barranca Parkway
                            Irvine, California 92618

                                  ------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 11, 2001
                                    9:00 a.m.

                                  ------------



Solicitation and Revocation of Proxies

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy materials to their principals.

     The persons named as proxies were designated by the Board of Directors and are directors of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR the election as directors of the nominees
                            ---
proposed by the Board of Directors and FOR the ratification of Ernst & Young LLP
                                       ---
as the Company's independent auditors.

     Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

     This Proxy Statement and proxy are being mailed to stockholders of the Company on or about November 5, 2001. The mailing address of the executive offices of the Company is 15231 Barranca Parkway, Irvine, California 92618.

Voting at the Meeting

     Only record holders of Common Stock of the Company at the close of business on October 24, 2001, will be entitled to notice of, and to vote at, the meeting. As of the record date, there were 16,629,887 shares of the Company's Common Stock outstanding. Each share is entitled to one vote at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect the five (5) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified. The Board of Directors is currently comprised of six
(6) members. However, effective as of the date of this Annual Meeting of Stockholders, in accordance with the terms of the Company's bylaws, the Board of Directors has approved a decrease in the number of members constituting the Board of Directors from six (6) to five (5).

     The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. The Company's Board of Directors recommends that you vote FOR the election of each
                                                      ---
of the nominees named below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons
                      ---
named below unless authority to vote for nominees has been withheld in the proxy. Broker non-votes and proxies marked "withheld" as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

Nominees for Director

     Robert F. Allnutt, 66, has been a director since December 1995 and Chairman of the Board since February 1999. Since February 1995, Mr. Allnutt has been a senior counselor for APCO Worldwide, Inc., a public affairs and strategic communications company. Mr. Allnutt was Executive Vice President of the Pharmaceutical Manufacturers Association from 1985 until 1995 and was Vice President for Governmental Relations of Communications Satellite Corporation from May 1984 until May 1985. Prior to 1984, Mr. Allnutt held numerous positions in the Federal Government for 25 years, including 15 years at NASA, where his positions included Associate Deputy Administrator, the third ranking position in the agency. Mr. Allnutt is a director of Questcor Pharmaceuticals, Inc., a developer and marketer of prescription pharmaceuticals. He also serves as a member of the Boards of Directors of the Partnership for Caring and of the National Medals of Science and Technology Foundation. Mr. Allnutt holds a B.S. in Industrial Engineering from the Virginia Polytechnic Institute and J.D. and L.L.M. degrees from George Washington University.

     Charles J. Casamento, 56, was elected to the Board of Directors of the Company in July 1997. Since June 1993, Mr. Casamento has been Chairman, President and Chief Executive Officer of Questcor Pharmaceuticals, Inc., a biopharmaceutical company based in Union City, California. Prior to that, he was President and Chief Executive Officer of Interneuron Pharmaceuticals, a neuropharmaceutical company, from its founding in March 1989 until May 1993. From January 1986 to March 1989, he was Senior Vice President and General Manager, Pharmaceuticals & Biochemicals at Genzyme Corp., a biotechnology company. From 1970 through 1985, Mr. Casamento held senior management positions in marketing, finance and business development at Sandoz,
F. Hoffman-LaRoche, Johnson & Johnson and American Hospital Supply Corp., where he was Vice President, Business Development and Strategic Planning for the Critical Care Division. He holds a B.S. in Pharmacy and an M.B.A. from Fordham University and is a licensed pharmacist.

     Carl W. Cotman, Ph.D., 61, is a co-founder of the Company. He has been a Scientific Director of and consultant to the Company since October 1987, served as a director of the Company from March 1989 to October 1990, and was reelected as a director in November 1991. Dr. Cotman has been a Professor of Psychobiology, Neurology, and Psychiatry at the University of California, Irvine since 1985. He was a Professor of Psychobiology and Neurology at that University from 1983 to 1985, and has held various other teaching and research positions at that University since 1968. He chaired the Scientific Advisory Council of the American Paralysis Association and is a member of numerous professional associations and committees, including the Council of the American Society for Neurochemistry, the National Institute of Aging Task Force, the American Association for the Advancement of Science and the International Society for Neurochemistry. Dr. Cotman has served on the editorial boards of numerous scientific journals and has authored or co-authored seven books and over 400 articles in the fields of neurobiology, memory and cognition, and the recovery of function after brain injury. Dr. Cotman holds a B.A. in Chemistry from Wooster College, an M.A. in Analytical Chemistry from Wesleyan University, and a Ph.D. in Biochemistry from Indiana University.

     Vincent F. Simmon, Ph.D., 58, was appointed President and Chief Executive Officer and a director of the Company in May 1996 and served as the acting Chief Financial Officer and Secretary of the Company from October 1998 to December 1999. From 1994 to 1995, Dr. Simmon served as Chairman, President and Chief Executive Officer of Prototek, Inc., a privately-held biopharmaceutical company focusing on the development of protease inhibitors. From 1990 to 1994, Dr. Simmon served as President, Chief Executive Officer and a director at Alpha I Biomedicals, Inc., a biotechnology company. From 1985 to 1990, Dr. Simmon served as Vice President for Biomedical and Biotechnology Research at W. R. Grace and Co. From 1979 to 1985, Dr. Simmon served in varying capacities including Senior Vice President of Research and Development for Genex Corporation, a genetic engineering company, and from 1973 to 1979 in varying capacities including Assistant Director, Department of Toxicology for SRI International, a consulting company. Dr. Simmon has served as a governor of the Emerging Companies Section of BIO (Biotechnology Industrial Organization) and a director of the Chemical Industries Institute for Toxicology (Research Triangle Park). Dr. Simmon holds a B.A. in Biology and Chemistry from Amherst College, a M.S. from the University of Toledo in Plant Physiology and a Ph.D. in Molecular Biology from Brown University. Dr. Simmon was a post-doctoral fellow from 1971 to 1973 at Stanford University. Dr. Simmon sits on the Boards of Directors of LINC (Life Sciences Industry Council) and Thuris Corporation, a privately-held company.

     Davis Temple, Jr., Ph.D., 58, has been a director of and consultant to the Company since March 1994 and served as co-member of the Office of Chief Executive Officer of the Company from October 1995 to May 1996. In 1997, Dr. Temple was appointed as Chief Executive Officer of Cognetix, a privately-held biopharmaceutical drug discovery and development company. Dr. Temple has served as the Chairman of Cognetix since January 1999. From 1995 until 1998, he was a Senior Consultant for Kaufman Brothers, a New York investment bank. Prior to that, from 1994 to 1995 he was Managing Director at Stover Haley Burns, Inc., a life science advisory group. From 1990 until 1993, Dr. Temple served as Vice President, CNS Drug Discovery, of Bristol-Myers Squibb and from 1984 to 1990 he served as Senior Vice President, CNS Research at Bristol-Myers Company. Dr. Temple holds a B.S. in Pharmacy and a Ph.D. in Medicinal Chemistry and Pharmacology from the University of Mississippi. Dr. Temple completed post-doctorate research at Louisiana State University.

Director Not Standing for Reelection

     Michael G. Grey, 48, has been a director of the Company since September 1994. Mr. Grey has informed the Company that he will retire from his position as Director upon expiration of his term at the 2001 Annual Meeting of Stockholders and will not stand for reelection to the Board in order to pursue other business interests. Since September 2001, Mr. Grey has served as Chief Business Officer and a director of Structural GenomiX, a privately-held structural biology company. From January 1999 to April 2001, Mr. Grey served as President and Chief Executive Officer of Trega Biosciences, Inc., a company developing and commercializing products that improve the drug discovery process. From November 1994 until August 1998, Mr. Grey served as President of BioChem Therapeutic Inc., a wholly-owned subsidiary of BioChem Pharma, an international biopharmaceutical company. From January 1994 to October 1994, Mr. Grey was Senior Vice President, Corporate Development of Titan Pharmaceuticals, Inc., a biopharmaceutical holding company and President and Chief Operating Officer at Ansan, Inc., an early stage biopharmaceutical company. From 1991 until 1993, Mr. Grey served as Vice President, Corporate Development of Glaxo, Inc., and from 1989 until 1991, Mr. Grey served as Director of International Licensing of Glaxo Holdings p.l.c., and was responsible for the worldwide licensing activities of Glaxo. Since July 1999, Mr. Grey has also served as a member of the Board of Directors of Epimmune Inc., a developer of vaccines to treat and prevent infectious diseases and cancer. Mr. Grey holds a B.Sc. in Chemistry from the University of Notingham.

Director Compensation

     From July 1, 2000 to September 18, 2000, each non-employee director (other than those who joined the Board of Directors to oversee an investment in the Company) was entitled to receive $1,500 at each Board of Directors meeting attended, and an additional $750 annual retainer for each committee on which he served. The Chairman of the Board was entitled to receive $2,500 at each Board of Directors meeting attended and an additional $750 annual retainer for each committee on which he served. On September 19, 2000, the Board of Directors approved certain adjustments to the above-described director compensation. As of September 19, 2000, in addition to the $750 annual retainer for each committee on which he or she serves, each non-employee director (other than those who join the Board of Directors to oversee an investment in the Company) is entitled to receive $2,500 at each Board of Directors meeting attended, and the Chairman of the Board is entitled to receive $3,000 at each Board of Directors meeting attended.

     During the fiscal year ended June 30, 2001, under the Company's 1996 Stock Incentive Plan, as adjusted by the Board of Directors on September 19, 2000, each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 30,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 10,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 7,500 shares of Common Stock upon commencement of service as a director and additional options to purchase 3,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 33% on each anniversary date of the dates of grant, and are otherwise subject to the terms and provisions of the 1996 Stock Incentive Plan.

Executive Officers

     Dr. Simmon is the Chief Executive Officer of the Company. Dr. Simmon's biographical summary has been presented earlier. As of June 30, 2001, the other Executive Officers of the Company included Maria S. Messinger, James H. Coleman and Gary A. Rogers.

     Maria S. Messinger, 34, was appointed Vice President, Chief Financial Officer and Corporate Secretary of the Company in December 1999. She has served as Controller of the Company since September 1994. From August 1989 to September 1994, Ms. Messinger served in a progression of positions at Ernst & Young LLP, including her most recent position as an Audit Manager. She holds a B.A. from the School of Business Administration and Economics at California State University, Fullerton and is a Certified Public Accountant in the state of California.

     James H. Coleman, 60, became Senior Vice President of Business Development in May 2000. Prior to joining Cortex, Mr. Coleman was President and Senior Partner of Diversified Healthcare Management, Inc. (DHM), a biopharmaceutical and biotechnology consulting firm that he founded in 1997. From March 1999 to May 2000, Cortex was a client of DHM. During 1996, Mr. Coleman served as Vice President of Commercial Development at CoCensys, Inc., a biotechnology company, where he directed strategic planning and external business development. Mr. Coleman was also employed as an executive at Pharmacia & Upjohn, Inc. for over 25 years, where he acquired extensive management expertise in new product development, global strategic marketing, sales, CNS research and clinical research trial methodologies. Mr. Coleman holds a B.S. in Applied Biology from the University of Rhode Island.

     Gary A. Rogers, Ph.D., 56, was appointed Senior Vice President, Pharmaceutical Research in July 2000 and has served as Vice President, Pharmaceutical Discovery since June 1995. In February 1994, he founded Ligand Design, a private contract design and synthesis firm located in Santa Barbara. From 1987 to 1994, Dr. Rogers served as an Associate Research Biochemist at the University of California, Santa Barbara. Prior to that, he held a succession of research and faculty positions at universities in the United States and abroad, including three years as an Adjunct Professor of bio-organic chemistry under Dr. Paul Boyer at the University of California, Los Angeles and four years as an Assistant Professor at the University of Texas. Dr. Rogers is a co-inventor of the AMPAKINE family of AMPA receptor modulating compounds. He holds a B.S. degree in organic chemistry from the University of California, Los Angeles and a Ph.D. in bio-organic chemistry from the University of California, Santa Barbara.

Other Key Employees

     Ursula V. Staubli, Ph.D., 49, was named Vice President of Biological Research in June 1999. From June 1993 to May 1999, Dr. Staubli was Associate Professor at the Center for Neural Science at New York University ("NYU"). While at NYU, she served as a consultant to the Company. Prior to June 1993, she held teaching and research positions at McGill University and the University of California, Irvine. A recipient of numerous pre- and post-doctoral fellowships and grants, Dr. Staubli has published more than 60 scientific papers. She received her B.S. in Behavioral Sciences and Ph.D. in Neurobiology from ETH-Zurich (Swiss Federal Institute of Technology).

Scientific Directors

     In addition to Dr. Cotman, the other Scientific Director of the Company is Gary S. Lynch, Ph.D.

         Gary S. Lynch, Ph.D., 57, is a co-founder of the Company. He has been a Scientific Director of and consultant to the Company since October 1987 and served as a director of the Company from March 1988 to March 1989 and again from December 1994 to December 1995. Dr. Lynch has been a Professor in the Department of Psychology at the University of California, Irvine since 1981, and has held various other teaching and research positions at that University since 1969. He is a Professor at the University's Center for the Neurobiology of Learning and Memory. Dr. Lynch is a member of the Neuroscience Society and the International Brain Research Organization. He also serves on the Advisory board of the Cognitive Neurosciences Institute. Dr. Lynch has authored or co-authored over 500 articles and a number of books in the areas of neurobiology, cognition and memory. Dr. Lynch holds a B.A. in Psychology from the University of Delaware and a Ph.D. in Psychology from Princeton University. He is a co-founder of Synaptic, Inc. and Thuris Corporation, both privately-held companies.

Board Committees

     The Board of Directors of the Company has a standing Compensation Committee and Audit Committee. The Board of Directors does not have a standing Nominating Committee. The functions of the Compensation Committee include administering the Company's stock plans and advising the Board of Directors on officer compensation and on employee compensation generally. The Compensation Committee held three (3) meetings during fiscal 2001 and is comprised of Dr. Cotman as Chairman of the Committee, Mr. Grey and Dr. Temple.

     The Audit Committee meets with the Company's independent auditors to prepare for and to review the results of the annual audit and discuss the financial statements. The Audit Committee recommends to the Board the independent auditors to be retained and receives and considers the auditor's comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During the year ended June 30, 2001, the Audit Committee consisted of Mr. Allnutt, Mr. Casamento and Mr. Grey. None of Mr. Allnutt, Mr. Casamento or Mr. Grey are or have been officers or employees of the Company and in all other respects meet the qualifications prescribed by the rules of The American Stock Exchange for members of audit committees. The Audit Committee held one (1) meeting during the year ended June 30, 2001 to discuss the annual audit with the Company's independent auditors. However, at each of the six meetings of the Board of Directors held during the year ended June 30, 2001, the Company provided the Audit Committee with an update of the Company's financial condition and a review of its most recent interim financial statements. The Audit Committee operates under a written charter, a copy of which is attached hereto as Appendix A.

Attendance at Meetings

     During the fiscal year ended June 30, 2001, the Board of Directors held a total of six (6) meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board and of the committees of which he was a member.

Executive Compensation

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 2001, to the Company's Chief Executive Officer, Chief Financial Officer, Senior Vice President of Business Development and Senior Vice President of Pharmaceutical Discovery (collectively, the "Named Executive Officers").


                                                Summary Compensation Table

                                                                                                 Long Term
                                                   Annual Compensation                     Compensation Awards
                                         ---------------------------------------      ----------------------------
                                                                                      Securities
                                                                                      Underlying
Name and                                                              Other Annual    Options/        All Other
Principal Position              Year       Salary       Bonus        Compensation     SARs(#)       Compensation($)
-------------------------------------------------------------------------------------------------------------------
Vincent F. Simmon, Ph.D.        2001  $   261,385  $    82,875       $      --         220,000         $     --
President, Chief                2000      220,000       75,000              --         150,000               --
Executive Officer               1999      211,370      100,000 (1)          --         330,000 (2)           --

Maria S. Messinger, CPA (3)     2001  $   143,303  $    30,000       $      --          40,000         $     --
Vice President, Chief           2000      106,042       25,000              --          40,000               --
Financial Officer and
Corporate Secretary

James H. Coleman (4)            2001  $   180,000  $    40,000       $      --              --         $     --
Senior Vice President,          2000       16,048           --         150,000(5)      175,000(6)            --
Business Development

Gary A. Rogers, Ph.D. (7)       2001  $   166,380  $    44,500       $      --         100,000         $     --
Senior Vice President,
Pharmaceutical Discovery

___________________

 (1) According to Dr. Simmon's employment agreement, he is eligible to receive a bonus of between 15% to 50% of his annual base salary. Dr. Simmon voluntarily postponed any bonus for the year ended June 30, 1998. The bonus for the year ended June 30, 1999 includes an amount to adjust for the bonus not paid in fiscal 1998.
(2) Includes stock options to purchase 180,000 shares of the Company's Common Stock that were repriced in December 1998 from an exercise price of $5.625 per share to $0.375 per share, which represented the fair market value of the Company's Common Stock at the time of repricing.
(3) Ms. Messinger was appointed Vice President and Chief Financial Officer in December 1999. The table includes the compensation paid by the Company to Ms. Messinger in her capacity as Controller during the fiscal year ended June 30, 2000, prior to her appointment.
(4) Mr. Coleman was appointed Senior Vice President, Business Development in May 2000. Prior to his employment at Cortex, Mr. Coleman served as a consultant to the Company from March 1999.
(5) Other Annual Compensation to Mr. Coleman represents the consulting fees paid to Diversified Healthcare Management during the fiscal year ended June 30, 2000.
(6) Includes options to purchase 50,000 shares of Cortex Common Stock granted to Diversified Healthcare Management, the firm Mr. Coleman worked for as a consultant to Cortex prior to his employment at the Company in May 2000.
(7) Dr. Rogers was appointed Senior Vice President, Pharmaceutical Discovery in July 2000. The table includes compensation paid by the Company to Dr. Rogers in his capacity as Vice President of Pharmaceutical Research prior to his appointment.

Option Matters

     Option Grants. The following table sets forth certain information concerning grants of stock options to the Company's Named Executive Officers in the Summary Compensation Table during the fiscal year ended June 30, 2001.

                                 Option Grants in Last Fiscal Year

                                                                                            Potential Realizable
                                                                                              Value at Assumed
                                                                                         Annual Rates of Stock Price
                                                                                                Appreciation
                                 Individual Grants                                             For Option Term

 ---------------------------------------------------------------------------------------- ----------------------
                             Number of    % of Total
                             Securities   Options
                             Underlying   Granted to
                             Options      Employees in    Exercise         Expiration
 Name                        Granted(#)   Fiscal Year     Price($/Sh)      Date              5%($)        10%($)
 ---------------------------------------------------------------------------------------------------------------
 Vincent F. Simmon, Ph.D.     120,000             20%        $1.52          12/27/10        114,730       290,746
                              100,000             17%        $2.78          06/19/11        174,862       443,132

 Maria S. Messinger, CPA       40,000              7%        $2.27          04/24/11         57,113       144,735

 James H. Coleman                  --             --            --                --             --            --

 Gary A. Rogers, Ph.D.        100,000             17%        $2.69          08/15/10        169,201       428,786

_________________________


     Option Exercises. The following table sets forth certain information concerning the exercise of options by the Company's Named Executive Officers during the fiscal year ended June 30, 2001, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 2001. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and $2.45, the closing price of Common Stock on June 29, 2001, as reported by The American Stock Exchange.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                         Value Realized($)
                                             (market price     Number of Securities        Value of Unexercised
                                               at exercise    Underlying Unexercised           In-the-Money
                         Shares Acquired     less exercise     Options at FY-End(#)        Options at FY-End($)
Name                      on Exercise(#)            price)  Exercisable Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------------
Vincent F. Simmon, Ph.D.               0     $         0        400,000       270,000   $   765,100  $     211,178

Maria S. Messinger, CPA                0               0         38,334        66,666        74,609         52,666

James H. Coleman                       0               0         91,667 (1)    83,333             0              0

Gary A. Rogers, Ph.D.                  0               0         66,000       133,333       130,783         56,833

____________________

     (1) Includes options to purchase 50,000 shares of Cortex Common Stock granted to Diversified Healthcare Management, the firm Mr. Coleman worked for as a consultant to Cortex prior to his employment at the Company in May 2000.

Employment and Consulting Agreements

          Vincent F. Simmon joined the Company as President and Chief Executive Officer in May 1996. His employment agreement currently calls for a base salary of $270,000 per year with an annual bonus, at the discretion of the Board of Directors of the Company, in cash and/or equity equal to between 15% and 50% of his base salary, subject to annual review by the Compensation Committee. In connection with his employment, Dr. Simmon was granted options to purchase 180,000 shares of Common Stock at an exercise price of $5.625 per share, representing 100% of the fair market value as of the date of grant. The options vested monthly over a three-year period commencing one month from the date of grant and have a ten-year term. In December 1998, the exercise price of these options was restated to $0.375 per share. The restated options vest in three equal installments over a two-year period, with the first installment vested on the date of grant.

          James H. Coleman joined the Company as Senior Vice President, Business Development in May 2000. His employment agreement calls for a base salary of $180,000 per year with an annual bonus, at the discretion of the Board of Directors of the Company, equal to between 15% and 50% of his base salary. In connection with his employment, Mr. Coleman was granted options to purchase 125,000 shares of Common Stock at an exercise price of $3.02 per share, representing 100% of the fair market value as of the date of grant. The options vest in equal annual installments over a three-year period and have a ten-year term.

          The Company has entered into severance agreements with each of the Named Executive Officers. In the event of a termination of employment, under certain circumstances, these severance agreements provide defined benefits to the Named Executive Officers, including compensation equal to 12 to 18 months of the Named Executive Officer's then current annual salary.

          Drs. Carl W. Cotman and Gary S. Lynch (both of whom are co-founders and Scientific Directors of the Company) have each entered into a consulting agreement with the Company. Dr.

Lynch receives a consulting fee of $30,000 per year and Dr. Cotman receives a consulting fee of $23,000 per year. The term of each consulting agreement commenced in November 1987 and will continue until terminated by the respective parties thereto. The consulting agreements obligate the respective consultants to make themselves available to the Company for consulting and advisory services for an average of three days per month.

Compensation Committee Interlocks and Insider Participation

     The members of the Company's Compensation Committee during the fiscal year ended June 30, 2001 consisted of Dr. Carl W. Cotman, Michael G. Grey, and Dr. Davis L. Temple, Jr., none of whom has served as an executive officer or employee of the Company or any of its subsidiaries for the five years ending June 30, 2001.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee is made up of three non-employee directors. For the fiscal year ended June 30, 2001, the Compensation Committee was comprised of Dr. Carl W. Cotman, Mr. Michael G. Grey and Dr. Davis L. Temple, Jr. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value. The programs are designed to enhance stockholder value by aligning the financial interests of the executive officers of the Company with those of its stockholders. The following report on executive compensation is furnished by the Compensation Committee for the year ended June 30, 2001.

General Compensation Policy

         The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the primary objectives is to have a substantial portion of each executive officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the Company's success as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and the Company's stockholders.

Factors

     The principal factors that the Compensation Committee considered in establishing the components of each executive officer's compensation package for the fiscal year ended June 30, 2001 are summarized below. However, the Compensation Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation in future fiscal years.

Base Salary

     The base salary levels for the executive officers were recommended by the Compensation Committee and established by the Board of Directors for the fiscal year ended June 30, 2001 on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Compensation Committee did not rely upon any specific survey for comparative compensation purposes. Instead, the Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent.

Annual Incentive Compensation

     Executive officers have an opportunity to earn annual incentives based upon performance targets. The Compensation Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. For fiscal year ended June 30, 2001, the performance targets for the executive officers included securing an additional strategic alliance, obtaining an exchange listing for the Company's Common Stock, broadening the Company's technology base and achieving progress milestones in clinical trials. The weight given to each factor varied from individual to individual. Additionally, each executive officer has a discretionary portion of the annual incentive linked to achievement of non-financial goals, which differ depending upon the responsibilities of the executive officer in question.

Long-term Incentive Compensation

     The 1996 Stock Incentive Plan also provides the Compensation Committee with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibility and relative position in the Company. Stock options totaling 591,949 shares were granted to employees and consultants during the fiscal year ended June 30, 2001, of which 360,000 were granted to the executive officers. The exercise price for the stock options is no less than the fair market value of the stock on the date of the grant. Options generally vest at a rate of 33% per year starting on the anniversary date of the option grant and are contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

CEO Compensation

     The salary and performance bonus of Dr. Vincent Simmon, the Company's Chief Executive Officer, is determined in accordance with Dr. Simmon's Employment Agreement with the Company (see "Employment and Consulting Agreements," above). Effective May 15, 2001, the Compensation Committee increased Dr. Simmon's base salary from $255,000 to $270,000. For the fiscal year ended June 30, 2001, Dr. Simmon was paid a bonus of $82,875. Dr. Simmon's bonus was based upon the Company's financial performance and on achievement of his individual objectives, as set by the Compensation Committee at the start of the fiscal year.

Policy Regarding Section 162(m) of the Internal Revenue Code

     The Compensation Committee has reviewed the Company's executive compensation plans to determine if revisions may be necessary due to provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the Company's executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders. The Compensation Committee continually reviews the Company's existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) that allow performance-based compensation to be excluded from the deduction limits.

                                               Respectfully submitted,

                                               Carl W. Cotman, Chairman
                                               Michael G. Grey
                                               Davis Temple, Jr.


Stock Performance Graph

     Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of The American Stock Exchange Composite Index and an industry peer group identified by the Company (the "Peer Group Index"). The Peer Group Index consists of Axonyx, Inc., Diacrin Inc., Interneuon Pharmaceuticals, Inc., Neotherapeutics, Inc., Neurobiological Technologies, Inc., StemCells, Inc., Synaptic Pharmaceuticals Corporation and Titan Pharmaceuticals, Inc. The Peer Group Index return consists of the weighted returns of each component issuer according to such issuer's respective stock market capitalization at the beginning of each period for which a return is indicated.

     The graph assumes an investment of $100 in the Company's Common Stock on July 1, 1996, and an investment in each of The American Stock Exchange Composite Index and the Peer Group Index of $100 on July 1, 1996. The graph covers the five-year period through June 30, 2001.

     The calculation of cumulative stockholder return for The American Stock Exchange Composite Index and the Peer Group Index includes the reinvestment of dividends. The calculation of cumulative stockholder return on the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily an indicator of future price performance.

                                    [GRAPHIC]

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Report of the Compensation Committee of the Board of Directors on Executive Compensation, the Report of the Audit Committee of the Board of Directors and the Stock Performance Graph shall not be incorporated by reference into any such filings.

Report of the Audit Committee of the Board of Directors

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2001 with management. The Audit Committee also has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

     Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-KSB.

                                                   Respectfully Submitted,

                                                   Robert F. Allnutt
                                                   Charles J. Casamento
                                                   Michael G. Grey


                              CERTAIN TRANSACTIONS

     The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware Law, directors of the Company shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctions or other forms of non-monetary relief remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibility under any other law, such as the federal securities laws. The Company has entered into Indemnification Agreements with each of its officers and directors that obligate the Company to indemnify them as permitted by applicable law.

     See "Employment and Consulting Agreements" for a description of certain arrangements and transactions with executive officers and directors.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 2001, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

    Directors,                            Shares             Percent of
    Officers and 5%                    Beneficially         Common Stock
    Stockholders (1)                     Owned (2)       Beneficially Owned (2)
    ----------------------------------------------------------------------------

    Robert F. Allnutt                     61,500(3)                  *
    Charles J. Casamento                  27,000(4)                  *
    James H. Coleman                     139,384(5)                  *
    Carl W. Cotman, Ph.D.                 98,000(6)                 1.1
    Michael G. Grey                       38,000(7)                  *
    Maria S. Messinger, CPA               38,334(8)                  *
    Gary A. Rogers, Ph.D.                179,201(9)                 1.1
    Vincent F. Simmon, Ph.D.            501,100(10)                 2.9
    Davis L. Temple, Jr., Ph.D.          60,500(11)                  *
    All officers and directors
       as a group (9 persons)         1,227,686(12)                 7.0

    *    Less than one percent

    (1) Except as otherwise indicated, the address of such beneficial owner is at the Company's principal executive offices, 15231 Barranca Parkway, Irvine, California 92618.
    (2) Applicable percentage of ownership at September 30, 2001 is based upon 16,629,887 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of September 30, 2001 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity.
    (3) Includes 35,500 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (4) Includes 27,000 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (5) Includes 91,667 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (6) Includes 84,667 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (7) Includes 38,000 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (8) Includes 38,334 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.

    (9) Includes 99,334 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (10) Includes 400,000 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (11) Includes 60,500 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.
    (12) Includes 875,002 shares that may be purchased upon exercise of options within 60 days of September 30, 2001.

     The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has recommended, and the Board of Directors has selected, Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending June 30, 2002. In determining whether the proposal has been approved, abstentions will be counted as votes against the proposal and broker non-votes will not be counted as votes for or against the proposal or as votes present and voting on the proposal. If this proposal is not approved, the Audit Committee shall reconsider the proposal and submit its recommendation to the Board of Directors.

     Ernst & Young LLP has audited the Company's financial statements since its fiscal year ended June 30, 1991. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company's Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP as its independent auditors for the fiscal year ending June 30, 2002.

     Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services for the audit of the Company's financial statements for the fiscal year ended June 30, 2001 and the review of financial statements included in the Company's Forms 10-QSB for fiscal 2001 were $39,100.

     Financial Information Systems Design and Implementation Fees

     Ernst & Young did not provide, and it did not bill and it was not paid any fees for, financial information systems design and implementation services in fiscal 2001.

     All Other Fees

     The aggregate fees billed to the Company for all other services rendered by Ernst & Young LLP to the Company in fiscal 2001 were $15,010.

     The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Ernst & Young LLP and the fees paid therefor in fiscal 2001 were compatible with maintaining Ernst & Young LLP's independence.

                              STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 15231 Barranca Parkway, Irvine, California 92618, addressed to the Secretary, no later than July 8, 2002 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     Additionally, under Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2002 Annual Meeting of Stockholders, a stockholder proposal not previously submitted for the Company's proxy statement may be submitted until September 21, 2002; thereafter, the Company will use its voting authority as described above.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 2001, all of the Company's officers, directors and ten-percent stockholders complied with all applicable
Section 16(a) filing requirements.

                          TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 30, 2001. REQUESTS SHOULD BE MAILED TO THE SECRETARY, CORTEX PHARMACEUTICALS, INC., 15231 BARRANCA PARKWAY, IRVINE, CALIFORNIA 92618.




                                             By Order of the Board of Directors



                                             Maria S. Messinger, CPA
                                             Secretary

November 5, 2001

APPENDIX A

     Charter of the Audit Committee of the Board of Directors of Cortex Pharmaceuticals, Inc.

          I.   Audit Committee Purpose

               The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

          Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

          Monitor the independence and performance of the Company's independent auditors and internal auditing department.

          Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

               The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

          II.  Audit Committee Composition and Meetings

               The Audit Committee shall be comprised of two (2) or more directors as determined by the Board, a majority of whom shall meet the independence and experience requirements of the Nasdaq Stock Market, and be free from any relationship that would interfere with the exercise of his or her independent judgment.

               If the Company's securities are listed on the Nasdaq Stock Market, and the Company files its reports with the Securities and Exchange under Regulation S-K rather than Regulation S-B, (i) the Audit Committee shall be comprised of at least three (3) directors, (ii) all members shall meet the independence and experience requirements of the requirements of the Nasdaq Stock Market, (iii) all members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and (iv) at least one member of the Committee shall have accounting or related financial management expertise.

               Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

               The Committee shall meet at least twice times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

          III. Audit Committee Responsibilities and Duties

               Review Procedures

               1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published as may be required by SEC regulations.

               2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

               3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

               4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

               Independent Auditors

               5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

               6. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

               7. Approve the fees and other significant compensation to be paid to the independent auditors.

               8. On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

               9. Review the independent auditors audit plan -- discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

              10. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors and discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

               11. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

               Internal Audit Department and Legal Compliance

               12. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed

               13. Review the appointment, performance, and replacement of the senior internal audit executive.

               14. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

               15. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

               Other Audit Committee Responsibilities

               16. Annually prepare a report to shareholders if required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

               17. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

               18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                          CORTEX PHARMACEUTICALS, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS

     Robert F. Allnutt and Vincent F. Simmon, Ph.D., and each or either of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in Cortex Pharmaceuticals, Inc. at the Annual Meeting of Stockholders on December 11, 2001, and at any postponement and adjournment thereof, to be held at 15231 Barranca Parkway, Irvine, California 92618, at 9:00 a.m. Pacific Time.

Management recommends that you vote FOR Proposal 1 and FOR Proposal 2.
----------------------------------------------------------------------

1.      PROPOSAL 1 ELECTION OF DIRECTORS.
        --------------------------------

       [_]    FOR all Nominees listed below        [_]   WITHHOLD AUTHORITY to
              (except as indicated to the                vote for all Nominees
              contrary below)                            listed below

     Robert F. Allnutt, Charles J. Casamento, Carl W. Cotman, Ph.D., Vincent F. Simmon, Ph.D. and Davis L. Temple, Jr., Ph.D.

     INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

                              ____________________


2.   PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
     ------------------------------------------------------------------
     INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30,
     -----------------------------------------------------------------------
     2002.
     ----

     [_]  FOR         [_]  AGAINST           [_]   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

                              [Front of Proxy Card]

     THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FIVE DIRECTOR NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

                             Please sign exactly as name appears hereon.

                             ________________________


                             ________________________

                             Date: _________________, 2001


                             When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE IMMEDIATELY DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED
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                              [Back of Proxy Card]